UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2021

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1810 Jester Drive Corsicana, Texas	75109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 505-6115

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Between December 14, 2020 and March 8, 2021, Midwest Energy Emissions Corp. (the “Company”) issued shares of common stock as described below. As a result of the issuances on March 8, 2021, the number of shares of common stock of the Company issued in the aggregate since its last report filed under this Item 3.02 or its last periodic report, whichever is most recent, equaled or exceeded 5% or more of the number of shares of common stock outstanding as last reported. The Company’s previously filed Form 10-Q for the period ended September 30, 2020 reported 78,047,750 shares of common stock outstanding. As a result of the issuances described herein, there are 82,160,582 shares of common stock outstanding as of the date of this report.

Such issuances consisted of the following:

On December 14, 2020, the Company issued 47,494 shares of common stock to a certain warrant holder upon the cashless exercise of a warrant to purchase 95,000 shares of common stock at an exercise price of $0.35 per share based upon a market value of $0.6999 per share as determined under the terms of the warrant.

On December 14, 2020, the Company issued 1,082 shares of common stock to a certain option holder upon the cashless exercise of an option to purchase 1,500 shares of common stock at an exercise price of $0.17 per share based upon a market value of $0.61 per share as determined under the terms of the option.

From January 27, 2021 to January 31, 2021, the Company issued 494,400 shares of common stock to certain holders of convertible promissory notes issued in 2013, 2018 and 2019 as payment for accrued interest due on January 1, 2021 in the aggregate amount of $247,200, based upon a rate of $0.50 per share.

From February 8, 2021 to February 15, 2021, the Company issued 1,880,000 shares of common stock to certain holders of convertible promissory notes issued in 2013 for the conversion of the outstanding principal of such notes in the aggregate amount of $940,000, based upon a conversion rate of $0.50 per share.

From January 23, 2021 to February 16, 2021, the Company issued 705,166 shares of common stock to certain warrant holders upon the cash exercise of warrants to purchase an aggregate of 705,166 shares of common stock at an exercise price of $0.35 per share or $246,808.10 in the aggregate.

On February 17, 2021, the Company issued 97,675 shares of common stock to a certain warrant holder upon the cashless exercise of a warrant to purchase 150,000 shares of common stock at an exercise price of $0.45 per share based upon a market value of $1.29 per share as determined under the terms of the warrant.

On March 8, 2021, the Company issued an aggregate of 97,015 shares of common stock to certain warrant holders upon the cashless exercise of warrants to purchase an aggregate of 175,000 shares of common stock at an exercise price of $0.70 per share based upon market values from $1.44 to $1.63 per share as determined under the terms of the warrants.

From February 26, 2021 to March 8, 2021, the Company issued 790,000 shares of common stock to certain holders of convertible promissory notes issued in 2018 and 2019 for the conversion of the outstanding principal of such notes in the aggregate amount of $395,000, based upon a conversion rate of $0.50 per share.

The foregoing securities were issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and where applicable, under Section 3(a)(9) of the 1933 Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: March 12, 2021	By:	/s/ David M. Kaye
David M. Kaye Secretary

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